Exhibit 99.906 CERT

certification

Murray D. Rosenblith,, President, CEO and Principal Executive Officer, and Kathleen DonAngelo, Treasurer and Principal Financial Officer, of the New Alternatives Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By	/s/ Murray D. Rosenblith
Murray D. Rosenblith
President, CEO and Principal Executive Officer

Date:	8/27/2025

By	/s/ Kathleen DonAngelo
Kathleen DonAngelo
Treasurer and Principal Financial Officer

Date:	8/27/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.